                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 1, 2001, except for Note 14, which is as of September 17, 2001, relating to the financial statements and financial statement schedule, which appears in Identix Incorporated's Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 27, 2002